Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of HVAC Control & Specialties, Inc.

We have audited the accompanying consolidated balance sheet of HVAC Control & Specialties, Inc. (the "Company") as of December 31, 2010 and 2009 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years ended December 31, 2010 and 2009. The financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the Circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HVAC Control & Specialties, Inc as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the years ended December 31. 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Lake & Associates, CPA's LLC

Lake & Associates, CPA's LLC

Schaumburg, Illinois

November 21, 2011

HVAC CONTROLS & SPECIALTIES, INC.

Balance Sheets

ASSETS
	December 31,	December 31,
	2010	2009

CURRENT ASSETS

Cash	$16,941	$-
Accounts receivable, net	91,652	37,224

Total Current Assets	108,593	37,224

PROPERTY AND EQUIPMENT, net	25,445	37,510

TOTAL ASSETS	$134,038	$74,734

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued expenses	$19,844	$5,629
Bank overdraft	-	1,899
Related party notes payable - current portion	18,273	17,110
Notes payable - current portion	6,314	5,920

Total Current Liabilities	44,431	30,558

LONG-TERM LIABILITIES
Related party notes payable	51,645	70,454
Notes payable	8,615	14,930

Total Long-term Liabilities	60,260	85,384

Total Liabilities	104,691	115,942

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock; 1,000 shares authorized,
at no par value, 100 and 100
shares issued and outstanding, respectively	5,771	5,771
Retained earnings (deficit)	23,576	(46,979)

Total Stockholders' Equity (Deficit)	29,347	(41,208)
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$134,038	$74,734

The accompanying notes are an integral part of these financial statements.

HVAC CONTROLS & SPECIALTIES, INC.

Statements of Operations

	For the Year Ended
	December 31,
	2010	2009
REVENUES	$844,756	$800,090
COST OF GOODS SOLD	556,131	607,264
GROSS PROFIT	288,625	192,826

OPERATING EXPENSES
Rent expense	24,000	24,000
Salary and wages	89,981	77,114
General and administrative	45,581	49,797

Total Operating Expenses	159,562	150,911

INCOME FROM OPERATIONS	129,063	41,915

OTHER INCOME (EXPENSE)
Interest income	-	681
Interest expense	(7,147)	(8,380)
Gain on sale of assets	3,776	2,000

TOTAL OTHER INCOME (EXPENSE)	(3,371)	(5,699)

NET INCOME BEFORE PROFORMA INCOME TAXES	$125,692	$36,216

PROFORMA PROVISION FOR INCOME TAXES	(52,288)	(15,066)

PROFORMA NET INCOME	$73,404	$21,150

BASIC AND DILUTED EARNINGS PER SHARE	$1,256.92	$362.16

PROFORMA BASIC AND DILUTED EARNINGS PER SHARE	$734.04	$211.50

WEIGHTED AVERAGE NUMBER OF BASIC AND
DILUTED COMMON SHARES OUTSTANDING	100	100

The accompanying notes are an integral part of these financial statements.

HVAC CONTROLS & SPECIALTIES, INC.

Statements of Stockholders' Equity (Deficit)

				Total
			Retained	Stockholders'
	Common Stock		Earnings	Equity
	Shares	Amount	(Deficit)	(Deficit)

Balance, December 31, 2008	100	$5,771	$(24,070)	$(18,299)

Shareholder distribution	-	-	(59,125)	(59,125)

Net income for the year ended
December 31, 2009	-	-	36,216	36,216

Balance, December 31, 2009	100	5,771	(46,979)	(41,208)

Shareholder distribution	-	-	(55,137)	(55,137)

Net income for the year ended
December 31, 2010	-	-	125,692	125,692

Balance, December 31, 2010	100	$5,771	$23,576	$29,347

The accompanying notes are an integral part of these financial statements.

HVAC CONTROLS & SPECIALTIES, INC.

Statements of Cash Flows

	For the Years Ended
	December 31,
	2010	2009
OPERATING ACTIVITIES
Net income	$125,692	$36,216
Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation	12,065	11,184
Bad debt expense	7,656	9,271
Gain on disposal of assets	(3,776)	(2,000)
Changes in operating assets and liabilities:
Accounts receivable	(62,084)	48,254
Accounts payable and accrued expenses	14,215	(12,771)

Net Cash Provided by Operating Activities	93,768	90,154

INVESTING ACTIVITIES
Purchase of property and equipment	-	(7,640)
Sale of property and equipment	3,776	(9,238)

Net Cash Provided by (Used in) Investing Activities	3,776	(16,878)

FINANCING ACTIVITIES
Repayment of related party notes payables	(17,646)	(15,861)
Repayment of notes payable	(5,921)	(5,606)
Bank overdraft	(1,899)	1,899
Shareholder distribution	(55,137)	(59,125)

Net Cash Used in Financing Activities	(80,603)	(78,693)

NET INCREASE (DECREASE) IN CASH	16,941	(5,417)
CASH AT BEGINNING OF YEAR	-	5,417

CASH AT END OF YEAR	$16,941	$-

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$7,147	$8,380
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

HVAC CONTROLS & SPECIALTIES, INC.

Notes to the Financial Statements

December 31, 2010 and 2009

NOTE 1 - NATURE OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Company Background

HVAC Controls & Specialties, Inc. (the “Company”) was incorporated in the state of Idaho on April 5, 1995.  The Company’s operations are focused on the installation and maintenance of temperature controls in industrial and commercial applications.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include the valuation of the Company’s mineral properties.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. As of December 31, 2010 and 2009 the Company had $16,941 and $-0- of cash, respectively.  The Company had no cash equivalents.

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash.   Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States.  The Company does not maintain amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts represents the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable balance. The Company determines the allowance for doubtful accounts based upon historical write-off experience and current economic conditions. The adequacy of its allowance for doubtful accounts is reviewed on a regular basis. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The accounts receivable balance as of December 31, 2010 and 2009 was $107,983 and $48,589 respectively.  The allowance for doubtful accounts totaled $16,331 and $11,365 as of December 31, 2010 and 2009.

HVAC CONTROLS & SPECIALTIES, INC.

Notes to the Financial Statements

December 31, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation and amortization is calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service. The Company generally uses the following depreciable lives for its major classifications of property and equipment:

Assets	Estimated useful life
Equipment	5 Years
Furniture	5 Years
Vehicles	7 Years

Fair Value of Financial Instruments

The Company adopted the standard issued by the FASB, which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, loans payable, and accounts payable and accrued expenses, approximate their fair market value based on the short-term maturity of these instruments.

HVAC CONTROLS & SPECIALTIES, INC.

Notes to the Financial Statements

December 31, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following table presents assets and liabilities that are measured and recognized at fair value as of December 31, 2010, on a non-recurring basis:

Description	Level 1	Level 2	Level 3	Total
Related party notes payable	$-	$-	$(69,918)	$(69,918)
Notes payable	-	-	(14,929)	(14,929)
Total	$-	$-	$(84,847)	$(84,847)

The standard establishes a fair value option that permits entities to choose to measure eligible financial instruments and certain other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value options have been elected in earnings at each subsequent reporting date. For the years ended December 31, 2010 and 2009, there were no applicable items on which the fair value option was elected.

Valuation of Long-Lived Assets

Long-lived tangible assets and definite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company uses an estimate of undiscounted future net cash flows of the assets over the remaining useful lives in determining whether the carrying value of the assets is recoverable. If the carrying values of the assets exceed the expected future cash flows of the assets, the Company recognizes an impairment loss equal to the difference between the carrying values of the assets and their estimated fair values.

Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent from other groups of assets. The evaluation of long-lived assets requires the Company to use estimatesof future cash flows. However, actual cash flows may differ from the estimated future cash flows used in these impairment tests. As of December 31, 2010, management does not believe any of the Company’s assets were impaired.

Revenue Recognition

The Company applies the provisions of ASC 605, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue related to goods and services provided when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

Revenue on sales and service is recognized as products are delivered to the customer or service is completed.  The Company records accounts receivable for sales and service which have been delivered and, or completed, but for which money has not been collected.

HVAC CONTROLS & SPECIALTIES, INC.

Notes to the Financial Statements

December 31, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company’s provision for income taxes was $-0- and $-0- for the years ended December 31, 2010 and 2009 respectively. The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% (34% federal and 5% state) to pretax income from continuing operations for the years ended December 31, 2010 and 2009 due to the following:

	2010	2009
Pro forma income tax	$52,288	$15,066
Subchapter S flow through	(52,288)	(15,066)
Provision for income taxes	$-	$-

No provision has been made in the financial statements for income taxes because the Company reports its income and expenses using under an election under Subchapter S whereby all income and losses are taxed at the shareholder level.  The following tables show the pro forma tax effects of significant items comprising the Company's net deferred taxes for the years ended December 31, 2010 and 2009 under its Subchapter S tax election.

	2010	Effective Tax Rates	2009	Effective Tax Rates
Provision for income taxes	$52,288	39%	$15,066	39%
Provision for income tax (federal)	$45,584	34%	$13,135	34%
Provision for income tax (state)	$6,704	5%	$1,931	5%

In July, 2006, the FASB issued ASC 740, which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. ASC 740 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties. ASC 740 became effective as of July 1, 2008 and had no impact on the Company’s financial statements.  The Company has filed income tax returns in the United States and Utah. All tax years prior to 2007 are closed by expiration of the statute of limitations. The years ended December 31, 2010, 2009, and 2008 are open for examination. The Company has had numerous transactions in its common stock.  Such transactions may have resulted in a change in the Company's ownership, as defined in the Internal Revenue Code Section 382. Such change may result in an annual limitation on the amount of the Company's taxable income that may be offset with its net operating loss carry-forwards. The Company has not evaluated the impact of Section 382, if any, on its ability to utilize its net operating loss carry forwards in future years.

HVAC CONTROLS & SPECIALTIES, INC.

Notes to the Financial Statements

December 31, 2010 and 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income (Loss) per Share

The computation of basic net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted average number of shares adjusted for any potentially dilutive debt or equity securities. As of December 31, 2010 and 2009, there were no potentially dilutive securities outstanding.

Recent Accounting Pronouncements

No recent accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

NOTE 2 - PROPERTY

The major classes of assets as of December 31, 2010 and 2009 are as follows:

	2010	2009
Equipment	$123,054	$123,054
Furniture	8,818	8,818
Vehicles	128,188	143,122
Sub Total	260,060	274,994
Accumulated Depreciation	(234,615)	(237,484)
Total	$25,445	$37,510

Depreciation expense was $1,542 and $4,603, for the years ended December 31, 2010 and 2009, respectively.

NOTE 3 - RELATED PARTY NOTES PAYABLE

On August 2, 2007 (Note 1) and December 12, 2007 (Note 2), the Company entered into loan agreements with its sole shareholder.  Note 1 has an original principal balance of $79,750, is secured by the equipment of the Company, bears interest at 6%, and is due 10 years from issuance. Note 2 had an original principle balance of $51,534, is secured by the equipment of the Company, bears interest at 7% and is due five years from issuance.  Each note bears interest at 6% and 7%, respectively, and is unsecured.  Principle payments are at the discretion of the Company’s shareholder.

For the years ended December 31, 2010 and 2009, the Company paid $5,054 and $6,946 in interest related to these notes, respectively.  The combined balance owed to the Company’s sole shareholder under these notes was $69,918 and $87,564, respectively.

HVAC CONTROLS & SPECIALTIES, INC.

Notes to the Financial Statements

December 31, 2010 and 2009

NOTE 4 - LOANS AND NOTES PAYABLE

The Company’s notes payable consist of two auto loans as of December 31, 2010 and 2009.  The notes bear interest at an average interest rate of approximately 5% per annum, are secured by the vehicles, and personally guaranteed by the Company’s sole shareholder. The composition of these loans and notes payable are summarized in the table below:

For the years ended December 31, 2010 and 2009 the Company has respectively recognized $1,434 and $2,737 in interest expense on these notes.

The following table details required payments on outstanding debt over the next five years:

Year	Amount of Principal Payments Due
2011	$6,314
2012	6,568
2013	2,047
Thereafter	-
Total	$14,929

NOTE 5 - EQUITY

The Company is authorized to issue 1,000 shares of common stock with no par value.  As of December 31, 2010, 100 shares were issued and outstanding.

During the years ended December 31, 2010 and 2009, the Company paid distributions to its sole shareholder of $55,137 and $59,125.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Legal Proceedings

There are no legal proceedings, which the Company believes will have a material adverse effect on its financial position.

Operating Leases

The Company leases office and shop space in Boise, Idaho from its shareholder under an informal month-to-month agreement.  Rent expense under this agreement was $24,000 for the years ended December 31, 2010 and 2009.

HVAC CONTROLS & SPECIALTIES, INC.

Notes to the Financial Statements

December 31, 2010 and 2009

Note 7 - Subsequent Events

On June 6, 2011, all of the Company’s shares were purchased by Xnergy, Inc. whereby the Company became a wholly owned subsidiary.

In accordance with ASC 855, management evaluated the subsequent events through the date of this report and has no additional material events to report.